UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2013

RadTek, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-165526

Nevada	27-2039490
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9900 Corporate Campus Dr. Suite 3000, c/o PEG Louisville, KY	40223
(Address of Principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (502) 657-6005

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 26, 2013, the registrant entered into a definitive agreement with the shareholders of RadTek Co., Ltd.  Pursuant to the agreement, the registrant shall purchase all of the outstanding securities of RadTek Co., Ltd. (1,900,000) in exchange for 1,900,000 common shares of the registrant.  RadTek Co., Ltd. shall be a wholly owned subsidiary of the registrant.

RadTek Co., Ltd. was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering.

As the market in this field is dominated by high-priced systems for large users, RadTek Co., Ltd. aims to focus on the niche market of small users by offering low-cost models.

ITEM 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Audited financial statements for the years ended December 31, 2012 and 2011 - filed herewith

Unaudited financial statements for the quarters ended September 30, 2013 and 2012  – filed herewith

(b)   Pro forma financial information.

filed herewith

(c)   Shell company transactions.

Not applicable

(d) Exhibits

(10)  Stock Purchase Agreement dated November 26, 2013 by and between the registrant and Sang Don Kim, as agent and attorney-in-fact for Sellers.

(23)  Consent of Kim and Lee Corporation, CPAs, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RadTek, Inc.

January 13, 2014

By:      /s/ Kwang Hyun Kim

Kwang Hyun Kim

Chief Executive Officer

RADTEK CO., LTD.

FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Kim & Lee Corporation Certified Public Accountants

3600 Wilshire Blvd, Suite 1814, Los Angeles, CA 90010

T 213-387-6000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

RadTek Co., Ltd.

Daejeon, South Korea

We have audited the accompanying balance sheets of RadTek Co., Ltd., (a Republic of Korea company, the "Company") as of December 31, 2012 and 2011, and the related statements of operations, stockholders' equity (deficits), and cash flows for the years ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as explained in the following paragraph, we conducted our audits in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We did not observe the taking of the physical inventories at December 31, 2010, since that date was prior to our appointment as auditors for the Company, and we were unable to satisfy ourselves regarding inventory quantities by means of other auditing procedures. Inventory amounts as of December 31, 2010, enter into the determination of net income (loss) and cash flows for the year ended December 31, 2011.

Because of the matter discussed in the preceding paragraph, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the results of operations and cash flows for the year ended December 31, 2011.

In our opinion, the balance sheets of the Company as of December 31, 2012 and 2011, and the related statements of operations, stockholders' equity (deficits), and cash flows for the year ended December 31, 2012, present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had an accumulated deficits of $1,114,977 at December 31, 2012 and had a net loss of $322,704 for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kim and Lee Corporation, CPAs

 /s/ Kim & Lee

Los Angeles, California

May 31, 2013

RADTEK CO., LTD.

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

ASSETS
	2012	2011
Current assets
Cash and cash equivalents	$8,339	$42,417
Accounts receivable, net	63,006	22,256
Inventory	11,551	68,055
Prepaid expenses and other assets	64,883	51,472
Total current assets	147,779	184,200

Property and equipment, net	3,390	13,679
Intangible assets, net	100,732	106,636
Investment in subsidiary	352,000	-
Security deposits	28,174	25,964

Total assets	$632,075	$330,479

LIABILITIES AND STOCKHOLDERS' DEFICITS

Current liabilities
Short-term borrowings	$185,007	$129,822
Accounts payable	230,240	77,824
Advances from related party	283,213	235,082
Advance payments on contracts	410,068	-
Other current liabilities	11,343	10,283
Total current liabilities	1,119,871	453,011

Commitments (Note 10)

Stockholders’ deficits
Common stock, KRW 500 par value; 6,000,000 shares authorized;
1,300,000 shares issued and outstanding	621,503	621,503
Additional paid-in capital	81,661	81,661
Accumulated deficits	(1,114,977)	(792,273)
Accumulated other comprehensive loss	(75,983)	(33,423)
Total stockholders’ deficits	(487,796)	(122,532)

Total liabilities and stockholders’ deficits	$632,075	$330,479

See the Auditors’ Report and notes to the financial statements

RADTEK CO., LTD.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Net revenues	$336,764	$821,822

Cost of revenues	344,203	623,172
Gross profit (loss)	(7,439)	198,650

Operating expenses:
Depreciation and amortization	16,193	16,877
Research and development	-	3,524
Selling, general and administrative expenses	295,205	362,611
Total operating expenses	311,398	383,012
Loss from operations	(318,837)	(184,362)

Other income (expenses):
Interest expense, net	(7,594)	(6,294)
Foreign exchange transaction gain (loss)	3,722	(317)
Other income, net	5	10,837
	(3,867)	4,226

Net loss	$(322,704)	$(180,136)

Net loss per share – basic and diluted	$(0.24)	$(0.13)

Weighted average shares outstanding – basic and diluted	1,300,000	1,300,000

See the Auditors’ Report and notes to the financial statements

RADTEK CO., LTD.

STATEMENT OF STOCKHOLDERS’ DEFICITS AND

ACCUMULATED OTHER COMPREHENSIVE LOSS

YEARS ENDED DECEMBER 31, 2012 AND 2011

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficits	Total
	Shares	Amount
Balance, January 01, 2011	1,300,000	$ 621,503	$ 81,661	$ (42,623)	$ (612,137)	$ 48,404
Comprehensive loss:
Net loss	-	-	-	-	(180,136)	(180,136)
Foreign currency translation adjustment	-	-	-	9,200	-	9,200
Total comprehensive loss	-	-	-	9,200	(180,136)	(170,936)
Balance, December 31, 2011	1,300,000	621,503	81,661	(33,423)	(792,273)	(122,532)
Comprehensive loss:
Net loss	-	-	-	-	(322,704)	(322,704)
Foreign currency translation adjustment	-	-	-	(42,560)	-	(42,560)
Total comprehensive loss	-	-	-	(42,560)	(322,704)	(365,264)
Balance, December 31, 2012	1,300,000	$ 621,503	$ 81,661	$ (75,983)	$ (1,114,977)	$ (487,796)

See the Auditors’ Report and notes to the financial statements

RADTEK CO., LTD.

STATEMENTS OF CASH FLOWS

DECEMBER 31, 2012 AND 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(322,704)	$(180,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,289	10,888
Change in assets and liabilities, net of the effect of acquisitions:
Accounts receivable	(36,721)	22,692
Inventory	58,871	192,666
Prepaid expenses and other assets	(2,631)	7,323
Accounts payable	137,783	31,021
Advance payments on contracts	387,535	(117,077)
Accrued liabilities and other liabilities	175	3,294
Net cash provided by (used in) operating activities	232,597	(29,329)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in subsidiary	(352,000)	-
Net cash used in financing activities	(352,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	44,139	-
Borrowing from related parties	28,127	15,492
Net cash provided by financing activities	72,266	15,492

Net decrease in cash and cash equivalent	(47,137)	(13,837)
Effect of exchange rate changes on cash and cash equivalent	13,059	(348)
Cash and cash equivalent at beginning of year	42,417	56,602

Cash and cash equivalent at end of year	$8,339	$42,417

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$7,605	$6,371

See the Auditors’ Report and notes to the financial statements

RADTEK CO., LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 1 – Nature of Business

(a) Description of Business

RadTek Co., Ltd. (the “Company") was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering.

As the market in this field is dominated by high-priced systems for large users, the Company aims to focus on the niche market of small users by offering low-cost models.

(b) Going Concern Considerations

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses over the past years which have resulted in stockholders’ accumulated deficits of approximately $1.1 million and a working capital deficits of approximately $0.96 million at December 31, 2012.  These conditions raise uncertainty about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its products and attain profitable operations. It is the intent of management to continue to raise additional capital to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company. However, there can be no assurance that the Company will be able to secure such additional funds or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Note 2 – Significant Accounting Policies

RadTek Co., Ltd follows accounting principles generally accepted in the United States of America in the preparation of its financial statements. The following summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. These accounting policies conform to the U.S. GAAP, and have been consistently applied. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

7

(a)	Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments, valuation of deferred tax assets and allowance for doubtful accounts. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

(b)	Operation in Foreign Country

Substantially, all of the Company’s operations are carried out in the Republic of Korea. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the country in which the Company operates. Among other risks, the Company’s operations are subject to the risks of political conditions and governmental regulations.

(c)	Foreign Currency Translation and Transaction

The financial position and results of operations of the Company are measured using the foreign local currency as the functional currency. Revenues and expenses have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

(d)	Cash and Cash Equivalents

Cash includes currency, checks issued by others, other currency equivalents, current deposits and passbook deposits held by financial institutions. For financial statement purposes, all highly liquid debt instruments with insignificant interest rate risk and maturity of three months or less when purchased are considered to be cash equivalent. Cash equivalents consist primarily of cash deposits in money market funds that are available for withdrawal without restriction.

(e)	Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable. The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and aging data. The Company reviews its allowance for doubtful accounts periodically. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company expects to fully collect accounts receivable and no allowance for doubtful accounts were recorded as of the year ended December 31, 2012.

(f)	Inventory

Inventories, consisting of raw materials and finished goods, are stated at lower of cost or market where cost is computed on a first in, first out basis.

.

(g)	Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets:

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

(h)	Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(i)	Intangible Assets Other Than Goodwill

The Company follows guidelines of FASB Accounting Standards Codification (“ASC”) Topic 350 “Intangibles – Goodwill and Other” with regards to accounting and reporting of intangible assets other than goodwill. Intangible assets that have finite lives are amortized over the period during which the asset is expected to contribute directly or indirectly to future cash flows of the entity. Intangible assets that have finite lives are evaluated for impairment when events and circumstances warrant. Intangible assets that have indefinite lives are not amortized. They are evaluated for impairment annually and on an interim basis as events and circumstances warrant by comparing the fair value of the intangibles asset with its carrying amount.

(j)	Research and Development

Research and development costs are expensed as incurred. Research and development expenses consist primarily of salaries and related personnel costs and subcontract fees.

(k)	Revenue Recognition

The Company follows guidelines of ASC Topic 605 “Revenue Recognition” for revenue recognition.  The Company recognizes revenue when revenue is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

The Company recognizes revenue from the sale of radiation sealing construction under the completed contract method accounted for as one element.

Revenue from research services recognized as service are rendered and billed each month under a term service agreement.

(l)	Fair Value of Financial Instruments

The Company follows ASC Topic 820 “Fair Value Measurements and Disclosures” to measure the fair value of its financial instruments and to make disclosures about fair value of its financial instruments. Topic 820 requires the categorization of the fair value of financial instruments into three broad levels which form a hierarchy.

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company follows this hierarchy for its financial instruments. The classifications are based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts of the Company’s financial assets and liabilities, such as cash equivalents, accounts receivable, prepaid expenses, and accrued expenses approximate their fair values because of the short maturity of these instruments.

(m)	Income Tax

The Company operates in the taxing jurisdictions of Korea, and its income tax is administered in accordance with tax laws of Korea. In accounting for income tax, the Company follows the provisions of ASC Topic 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

(n)	Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of ASC Topic 740 for the years ended December 31, 2012 and 2011.

(o)	Net Income (Loss) per Share

Net income (loss) per common share is computed pursuant to ASC Topic 260 “Earnings per Share.”  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

There were no potentially outstanding dilutive common shares for the years ended December 31, 2012 and 2011.

(p)	Related Parties

The Company follows ASC Topic 850 “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

(q)	Commitment and Contingencies

The Company follows subtopic ASC Topic 450 “Contingencies” to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such an assessment inherently involves an exercise of judgment.  As of December 31, 2012, management is not aware of any such contingencies that would have a material adverse effect on the Company’s financial position or results of operations.

(r)	Subsequent Events

The Company follows the guidance in ASC Topic 855 “Subsequent Events” for the disclosure of subsequent events. The Company evaluated subsequent events through the date when the financial statements were issued.

(s)	Recent Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted. The adoption did not have a significant impact on the Company’s consolidated financial statements.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Inventories

Inventories consist of the following as of December 31, 2012 and 2011:

	2012	2011
Raw materials	$ 11,551	$ 21,963
Finished goods	-	46,092
Total	$ 11,551	$ 68,055

Note 4 – Property and Equipment

The Company’s property and equipment consists of the following at December 31:

	2012	2011

Equipment	$ 52,199	$ 52,199
Furniture and fixture	21,323	21,323
Automobile	20,990	20,990
	94,512	94,512
Accumulated depreciation	(91,122)	(80,833)

Net property and equipment	$ 3,390	$ 13,679

Depreciation expenses for the years ended December 31, 2012 and 2011 were, $10,289 and $10,888, respectively.

Note 5 – Intangibles

The Company’s intangible assets are composed of the following as of December 31, 2012 and 2011.

	2012	2011

Patents	$ 12,867	$ 12,867
Technical rights	108,714	108,714
	121,581	121,581
Accumulated amortization	(20,849)	(14,945)

Intangible assets, net	$ 100,732	$ 106,636

Direct costs incurred in obtaining patents and technical rights are capitalized. These patents and rights are subject to amortization as their lives are statutorily limited in South Korea, typically over the period of twenty years. Accordingly, they are being amortized over the statutory lives. Management considered recoverability of the balances of these assets and determined that no adjustment was necessary as of December 31, 2012.

Amortization expenses for the years ended December 31, 2012 and 2011 were, $5,904 and $5,989, respectively.

Note 6 – Short-term Borrowings

Short term borrowings consist of the following as of December 31, 2012 and 2011:

	2012	2011
Note payable to a bank at interest rate of 4.95%. The line matures in November 2013.	$ 140,868	$ 129,822
Note payable to an unrelated party bearing interest at 2.5%. The note is guaranteed by officer of the Company and due on demand.	23,478	-
Note payable to an unrelated party bearing interest at 2.5%. The note is guaranteed by officer of the Company and due on demand.	20,661	-
Total short-term borrowings	$ 185,007	$ 129,822

Note 7 – Advances from Related Party

The Company, on an as need basis, borrows funds from a shareholder. The borrowings are unsecured and payments are made at the Company’s discretion. The borrowings are subject to interest rate of 2.5% per annum. Total borrowing as of December 31, 2012 and 2011 were $283,213 and $235,082, respectively.

Note 8 – Net Loss Per Share

Net income (loss) per common share is computed pursuant to ASC Topic 260 “Earnings Per Share.”   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

There were no potentially outstanding dilutive common shares for the years ended December 31, 2012 and 2011.

The weighted-average number of common shares outstanding as of December 31, 2012 and 2011, is as follows:

	2012	2011

Weighted average common shares outstanding	1,300,000	1,300,000

Note 9 – Income Taxes

Due to operating losses, no income tax provision is provided for the years ended December 31, 2012 and 2011.

The Company’s deferred income tax assets have resulted primarily from net operating losses accumulated, and the amounts were as follows as of December 31, 20122 and 20111:

	2012	2011
Deferred tax assets:	$ 114,500	$ 48,500
Less: valuation allowance	(114,500)	(48,500)
Net deferred tax assets	$ -	$ -

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the years in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, the projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the years in which the deferred tax assets are deductible, management believes that it is more likely than not that the deferred tax assets pertaining to the net operating loss carry forwards will not be realized.

Note 10 – Commitments

The Company is committed to a lease obligation for its office. The lease agreement expires in September 2013. Future minimum annual payments under the lease is $10,125 for the year 2013.

Rental expense incurred for the years ended December 31, 2012 and 2011, was approximately $13,300 and $13,500, respectively.

Note 11 – Concentration of Risk

Financial instruments that subject the Company to credit risk consist primarily of cash and accounts receivable. Accounts receivable subject the Company to credit risk partially due to the concentration of amounts due from customers. Cash balances in the bank were not insured, as of December 31, 2012 and 2011. Management does not believe the Company is exposed to any significant risk on their cash balances.

Three customers accounted for about 55% of total sales for the year ended December 31, 2012, while three customers accounted about 47% for the year ended December 31, 2011.

One customer accounted for approximately 97% and 83%, respectively, of accounts receivable as of December 31, 2012 and 2011.

Note 12 – Subsequent Events

On December 31, 2012, the Company entered into an agreement to acquire shares of a company (a Nevada corporation) listed on “Over-the-Counter” Market of the United States. This transaction was completed in April 2013, and has resulted in the acquisition of 89.6% of the outstanding voting shares of the listed company at the consideration of $352,000.

RADTEK CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

CONTENTS

19

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

20

Consolidated Statements of Income

21

Consolidated Statements of Cash Flows

22

Notes to Consolidated Financial Statements

23

RADTEK Co., LTD.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2013 and December 31, 2012

(units in US dollar)
	September 30	December 31
	2013	2012
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$321,675	$8,339
Accounts receivable, net	99,113	63,006
Short-term loans receivable, net	-	-
Prepaid expenses and other assets	87,522	64,883
Inventories	26,432	11,551
	534,742	147,779
Non-current assets:
Goodwill	367,000	-
Investment in affiliate	28,009	352,000
Property and equipment	909	3,390
Intangible assets	98,420	100,732
Security deposits	29,483	28,174
	523,821	484,296
Total assets	$1,058,563	$632,075

Liabilities and equity
Current liabilities:
Trade and other payables	$292,222	$230,240
Short-term borrowings	140,046	185,007
Advances from related party	515,436	283,213
Advance payments on contracts	24,135	410,068
Other current liabilities	43,828	11,343
	1,015,667	1,119,871
Non-current liabilities:
Accrued severance benefits, net	24,795	-
	24,795	-

Total liabilities	$1,040,462	$1,119,871

Equity:
Common stock, KRW 500 par value	621,503	621,503
- 6,000,000 shares authorized;
1,300,000 shares issued and outstanding
Additional paid-in capital	81,661	81,661
Accumulated other comprehensive loss	20,186	(75,983)
Accumulated deficits	(705,249)	(1,114,977)
Total equity	$18,101	$(487,796)

Total liabilities and equity	$1,058,563	$632,075

See the notes to the consolidated financial statements.

RADTEK Co., LTD.

Statements of consolidated comprehensive income (Unaudited)

For the three months and nine months ended September 30, 2013 and 2012

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net revenues	$1,287,770	$159,878	$2,013,300	$287,522

Cost of sales	945,559	104,451	1,273,576	218,622

Gross profit	342,211	55,427	739,724	68,900

Operating expenses :
Depreciation and Amortization	2,021	3,631	6,088	10,874
Selling and administrative expenses	85,303	41,643	325,002	149,868

Total Operating expenses	87,324	45,274	331,090	160,742

Gain (Loss) from operations	254,887	10,153	408,634	(91,842)

Other income (expenses) :
Interest expense, net	(2,017)	(3,992)	(5,995)	(7,241)
Foreign exchange transaction gain (loss)	(23,055)	2,367	1,282	3,692
other income, net	3,067	1	5,807	2,369
	(22,005)	(1,624)	1,094	(1,180)
Income for the year before tax	232,882	8,529	409,728	(93,022)
Provision for income tax	0	0	0	0
Net income	232,882	8,529	409,728	(93,022)

Comprehensive gain (loss) for the year	(6,351)	(686)	96,169	41,584
Total comprehensive income	$226,531	$7,843	$505,897	$(51,438)

Earnings per share:
Basic and diluted earnings per share	$0.18	$0.01	$0.32	$(0.07)
Weighted Average Number of Common Stock Outstanding	$1,300,000	$1,300,000	$1,300,000	$1,300,000

See the notes to the consolidated financial statements

RADTEK Co., LTD.

STATEMENTS OF CASH FLOWS (Unaudited)

For the nine months ended September 30, 2013 and 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Gain (loss)	$409,728	$(93,022)
Adjustments to reconcile net loss to net cash used in operating activities:
- Depreciation and amortization	6,088	10,874
- Severance benefits	23,933	-
Change in assets and liabilities, net of the effect of acquisitions:
- Accounts receivable	(36,107)	(127,307)
- Inventory	(14,88)	58,627
- Prepaid expenses and other assets	(22,639)	22,846
- Accounts payable	61,982	48,195
- Advance payments on contracts	(385,933)	5,961
- Accrued liabilities and other liabilities	32,485	7,250
Net cash provided by (used in) operating activities	74,656	(66,576)

CASH FLOWS FROM INVESTING ACTIVITIES:
Goodwill	(15,000)	-
Investment in affiliate	(28,009)
Net cash used in financing activities	(43,009)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
- Proceeds from short-term borrowings	(44,961)	4,642
- Borrowing from related parties	232,223	(2,981)
Net cash provided by financing activities	187,262	1,661

Net Increase (decrease) in cash and cash equivalent	218,909	(64,915)
Effect of exchange rate changes	94,427	30,837
Cash and cash equivalent at beginning of year	8,339	42,417

Cash and cash equivalent at end of year	$321,675	$8,339

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	5,995	7,241
Income tax paid	-	-

See the notes to the consolidated financial statements.

RADTEK CO., LTD.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

 SEPTEMBER 30, 2013 AND 2012

Note 1 – Nature of Business

(a) Description of Business

RADTEK Co., Ltd. (the “Company") was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering.

As the market in this field is dominated by high-priced systems for large users, the Company aims to focus on the niche market of small users by offering low-cost models.

On December 31, 2012, the Company entered into an agreement to acquire a company (a Nevada corporation) listed on “Over-the-Counter” Market of the United States. This transaction was completed in February 2013, and has resulted in the acquisition of 89.6% of the outstanding voting shares of the listed company at the consideration of $367,000 including transaction expenses. All amounts recorded as goodwill in consolidated balance sheet as of September 30, 2013.

On July 3, 2013, the Company’s shareholders entered into a definitive agreement with RadTek Inc., Nevada Corporation.  Pursuant to the agreement, the RadTek, Inc. acquired all of the outstanding shares of RadTek Co., Ltd. in exchange for 1,300,000 common shares of RadTek, Inc.  RadTek Co., Ltd. shall be a wholly owned subsidiary of the RadTek, Inc.

On September 13, 2013, the Company’s shareholders and RadTek, Inc. mutually agreed to terminate the definitive agreement dated on July 3, 2013.  The termination was due to reconfigured considerations in business structure and other business considerations of the selling shareholders.

On November 26, 2013, the Company’s shareholders entered into a definitive agreement with RadTek Inc., Nevada Corporation.   Pursuant to the agreement, the RadTek, Inc. shall purchase all of the outstanding securities of the company (1,900,000) in exchange for 1,900,000 common shares of the RadTek, Inc.  The Company shall be a wholly owned subsidiary of RadTek, Inc.

(b) Going Concern Considerations

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses over the past years which have resulted in stockholders’ accumulated deficits of approximately $0.7 million and working capital deficits of approximately $0.48 million as of September 30, 2013.  These conditions raise uncertainty about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its products and attain profitable operations. It is the intent of management to continue to raise additional capital to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company. However, there can be no assurance that the Company will be able to secure such additional funds or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Note 2 – Significant Accounting Policies

The Company follows accounting principles generally accepted in the United States of America in the preparation of its financial statements. The following summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. These accounting policies conform to the U.S. GAAP, and have been consistently applied. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

(a) Basis of Accounting

The Company's consolidated financial statements are prepared using the accrual method of accounting. These consolidated statements include the accounts of the Company and RadTek, Inc. Nevada Corporation of which RadTek, Co. Ltd has a controlling interest.  All significant intercompany transactions and balances have been eliminated. The Company has elected a December 31 year-end.

(b) Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments, valuation of deferred tax assets and allowance for doubtful accounts. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

(c) Operation in Foreign Country

Substantially, all of the Company’s operations are carried out in the Republic of Korea. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the country in which the Company operates. Among other risks, the Company’s operations are subject to the risks of political conditions and governmental regulations.

(d) Foreign Currency Translation and Transaction

The financial position and results of operations of the Company are measured using the foreign local currency as the functional currency. Revenues and expenses have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

(e) Cash and Cash Equivalents

Cash includes currency, checks issued by others, other currency equivalents, current deposits and passbook deposits held by financial institutions. For financial statement purposes, all highly liquid debt instruments with insignificant interest rate risk and maturity of three months or less when purchased are considered to be cash equivalent. Cash equivalents consist primarily of cash deposits in money market funds that are available for withdrawal without restriction.

(f) Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable. The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and aging data. The Company reviews its allowance for doubtful accounts periodically. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(g) Inventory

Inventories, consisting of raw materials and finished goods, are stated at lower of cost or market where cost is computed on a first in, first out basis.

(h) Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets:

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

(i) Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(j) Intangible Assets Other Than Goodwill

The Company follows guidelines of FASB Accounting Standards Codification (“ASC”) Topic 350 “Intangibles – Goodwill and Other” with regards to accounting and reporting of intangible assets other than goodwill. Intangible assets that have finite lives are amortized over the period during which the asset is expected to contribute directly or indirectly to future cash flows of the entity. Intangible assets that have finite lives are evaluated for impairment when events and circumstances warrant. Intangible assets that have indefinite lives are not amortized. They are evaluated for impairment annually and on an interim basis as events and circumstances warrant by comparing the fair value of the intangibles asset with its carrying amount.

(k) Accrued Severance Benefits

Employees with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment with the Company based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees were to terminate their employment as of the balance sheet date.

(l) Research and Development

Research and development costs are expensed as incurred. Research and development expenses consist primarily of salaries and related personnel costs and subcontract fees.

(m) Revenue Recognition

The Company follows guidelines of ASC Topic 605 “Revenue Recognition” for revenue recognition. The Company recognizes revenue when revenue is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

The Company recognizes revenue from the sale of radiation sealing construction under the completed contract method accounted for as one element.

Revenue from research services recognized as service are rendered and billed each month under a term service agreement.

(n) Fair Value of Financial Instruments

The Company follows ASC Topic 820 “Fair Value Measurements and Disclosures” to measure the fair value of its financial instruments and to make disclosures about fair value of its financial instruments. Topic 820 requires the categorization of the fair value of financial instruments into three broad levels which form a hierarchy.

Level 1

Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2

Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3

Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company follows this hierarchy for its financial instruments. The classifications are based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts of the Company’s financial assets and liabilities, such as cash equivalents, accounts receivable, prepaid expenses, and accrued expenses approximate their fair values because of the short maturity of these instruments.

(o) Net Income (Loss) per Share

Net income (loss) per common share is computed pursuant to ASC Topic 260 “Earnings per Share.” Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

There were no potentially outstanding dilutive common shares for the periods ended September 30, 2013 and 2012.

(p) Related Parties

The Company follows ASC Topic 850 “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

(q) Commitment and Contingencies

The Company follows subtopic ASC Topic 450 “Contingencies” to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such an assessment inherently involves an exercise of judgment. As of September 30, 2013, management is not aware of any such contingencies that would have a material adverse effect on the Company’s financial position or results of operations.

(r) Recent Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted. The adoption did not have a significant impact on the Company’s financial statements.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption did not have a significant impact on the Company’s financial statements.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill

.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012. Earlier implementation is permitted. The adoption did not have a significant impact on the Company’s financial statements.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Inventories

Inventories consist of the following as of September 30, 2013 and December 31, 2012:

	2013	2012
Raw materials	-	$ 11,551
Finished goods	$ 26,432	-
Total	$ 26,432	$ 11.551

Note 4 – Property and Equipment

The Company’s property and equipment consists of the following as of September 30, 2013 and December 31, 2012:

	2013	2012

Equipment and fixture	$ 67,324	$ 70,192
Automobile	23,326	24,320
	90,650	94,512
Accumulated depreciation	(89,741)	(91,122)

Net property and equipment	$ 909	$ 3,390

Depreciation expenses for the nine months ended September 30, 2013 and for the year ended December 31, 2012 were $1,587 and $10,289, respectively.

Note 5 – Intangibles

The Company’s intangible assets are composed of the following as of September 30, 2013 and December 31, 2012:

	2013	2012

Patents	$ 14,066	$ 12,867
Technical rights	118,866	108,714
	132,935	121,581
Accumulated amortization	(34,515)	(20,849)

Intangible assets, net	$ 98,420	$ 100,732

Direct costs incurred in obtaining patents and technical rights are capitalized. These patents and rights are subject to amortization as their lives are statutorily limited in South Korea, typically over the period of twenty years. Accordingly, they are being amortized over the statutory lives. Management considered recoverability of the balances of these assets and determined that no adjustment was necessary as of September 30, 2013.

Amortization expenses for the nine months ended September 30, 2013 and for the year ended December 31, 2012 were $4,501 and $5,904, respectively.

Note 6 – Short-term Borrowings

Short term borrowings consist of the following as of September 30, 2013 and December 31, 2012:

	2013	2012
Note payable to a bank at interest rate of 4.95%. The line matures in November 2013.	$ 140,046	$ 140,868
Note payable to an unrelated party bearing interest at 2.5%. The note is guaranteed by officer of the Company and due on demand.	-	23,478
Note payable to an unrelated party bearing interest at 2.5%. The note is guaranteed by officer of the Company and due on demand.	-	20,661
Total short-term borrowings	$ 140,046	$ 185,007

Note 7– Advances from Related Party

The Company, on an as need basis, borrows funds from a shareholder. The borrowings are unsecured and payments are made at the Company’s discretion. The borrowings are non-interest rate.  Total borrowing as of September 30, 2013 and December 31, 2012 were $515,436 and $283,213 respectively.

Note 8 – Subsequent Event

The Company follows the guidance in ASC Topic 855 “Subsequent Events” for the disclosure of subsequent events. The Company evaluated subsequent events through December 31, 2013 when the financial statements were available.

On September 13, 2013, the Company’s shareholders and RadTek, Inc. mutually agreed to terminate the definitive agreement dated on July 3, 2013.  The termination was due to reconfigured considerations in business structure and other business considerations of the selling shareholders.

On November 26, 2013, the Company’s shareholders entered into a definitive agreement with RadTek Inc., Nevada Corporation.   Pursuant to the agreement, the RadTek, Inc. shall purchase all of the outstanding securities of the company (1,900,000) in exchange for 1,900,000 common shares of the RadTek, Inc.  The Company shall be a wholly owned subsidiary of RadTek, Inc.

On November 1, 2013, the Company issued 600,000 shares for 300,000,000 won (about US$ 280,000).

Company entered the following additional contracts since September 30, 2013.

On October 11, 2013, the Company entered into a supply contract with Joongsun ITC Co. Ltd. The Company will supply Secure Server Consulting and Installation, which is worth W882 million won (US$ 840 thousand).

On November 28, 2013, the Company entered into a supply contract with Korea Transport Network Express Co. Ltd. The Company will supply X-ray inspection equipment and total solutions for radiation detection, which are worth W700 million won (US$ 656 thousand). Contract term is 6 month.

December 31, 2013, RadTek, Inc. won the tender offer for X-ray Liner Accelerator for container retrieval system, which is worth US$ 945 thousand from Korea Institute of Ocean Science & Technology. RadTek, Inc. will enter into a final contract with Korea Institute of Ocean Science & Technology in January 2014.

RADTEK CO., LTD/ RADTEK, INC.

Pro Forma Consolidated Balance Sheet

As of September 30, 2013

							(US dollar in units)
			Proforma Adjustment
	Radtek, Co. Ltd.	RadTek, Inc.	Dr)		Cr)		Proforma
Assets
Current assets:
Cash and cash equivalents	$321,675	$100			100	(1)	$321,675
Accounts receivable, net	99,113	-					99,113
Prepaid expenses and other assets	87,522	632			632	(1)	87,522
Loan to related party	0	-					-
Inventories	26,432	-					26,432
Total Current assets	534,742	732					534,742

Goodwill	367,000				367,000	(4)	-
Investment	28,009	-					28,009
Property and equipment	909	-					909
Intangible assets	98,420	-					98,420
Security deposits	29,483	-					29,483
	523,821	-					156,821

Total assets	$1,058,563	$732					$691,563

Liabilities and equity
Current liabilities:
Trade and other payables	$292,222	$-					$292,222
Short-term borrowings	140,046	-					140,046
Advances from related party	515,436	-					515,436
Advance payments on contracts	24,135	-					24,135
Loan from related party	43,828	37,859	37,859	(1)			43,828
	1,015,667	37,859					1,015,667
Non-current liabilities:
Accrued severance benefits, net	24,795	-					24,795
	24,795	-					24,795

RADTEK CO., LTD/ RADTEK, INC.

Pro Forma Consolidated Balance Sheet

As of September 30, 2013

(Continued from previous page)

Total liabilities	1,040,462	37,859					1,040,462

Equity:
Common stock	621,503	1,234	621,503	(2)	1,900	(3)	3,134
Treasury stock	-	-	367,000	(4)			(367,000)
Additional paid-in capital	81,661	30,251	81,661	(2)	(1,900)	(3)	28,351
Accumulated other comprehensive loss	20,186	-					20,186
Accumulated deficits	(705,249)	(68,612)			703,164	(2)	(33,570)
					37,127	(1)
							-
Total equity	$18,101	$(37,127)					(348,899)
							-
Total liabilities and equity	$1,058,563	$732					$691,563

NOTES:

Proforma Adjustments

1.

To eliminate inter-company transaction balance. (Balance sheet of RadTek, Ltd included RadTek, Inc. as of September 30, 2013)

2.

To record the share exchange transaction

3.

To record the issuance of 1,900,000 shares to RadTek, Co. Ltd.’s shareholders

4.

To record treasury stock. (RedTek Co. Ltd has RadTek, Inc.’s common shares)

RADTEK CO., LTD/ RADTEK, INC.

Pro Forma Consolidated Statements of Income

For the nine month period ended September 30, 2013

							(US dollar in units)
				Proforma Adjustment
		RadTek, Co. Ltd.	RadTek, Inc.	Dr)	Cr)		Proforma
Net revenues		$2,013,300	$-				$2,013,300
							-
Cost of sales		1,273,576	-				1,273,576
							-
Gross profit		739,724	-				739,724

Operating expenses :
Depreciation and Amortization		6,088	-				6,088
Selling and administrative expenses		325,002	37,127		37,127	(1)	325,002

Total Operating expenses		331,090	37,127				331,090

Gain(Loss) from operations		408,634	(37,127)				408,634

Other income(expenses) :
Interest expense, net		(5,995)	-				- 5,995
Foreign exchange transaction gain (loss)		1,282	-				1,282
Other income, net		5,807	-				5,807
		1,094	-				1,094
Income for the year before tax		409,728	(37,127)				409,728
Provision for income tax		-	-				-
Net income		$409,728	$(37,127)				$409,728

Earnings per share:
-	Basic and diluted earnings per share	$0.32	$(0.03)				$0.13
-	Weighted Average Outstanding Shares	1,300,000	1,234,236				3,134,236